Exhibit 99.1

NEWS RELEASE

Arthur J. Gallagher & Co. Announces Agreement To Acquire

Certain Willis Towers Watson plc

Reinsurance, Specialty And Retail Brokerage Operations

Rolling Meadows, IL, May 12, 2021 — Arthur J. Gallagher & Co. (NYSE: AJG) today announced an agreement to acquire certain Willis Towers Watson plc reinsurance, specialty and retail brokerage operations as part of a proposed regulatory remedy for the pending Aon plc and Willis Towers Watson plc combination. The transaction is expected to close during the second half of 2021.

“This acquisition will accelerate our long-term strategy by significantly expanding our global value proposition in reinsurance, broadening our retail brokerage footprint and strengthening key niches and specialty brokerage offerings,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “The powerful combination of expertise, geographic reach and scale that this acquisition presents will greatly enhance our offerings to clients and prospects, while also providing significant value for our colleagues, carrier partners and shareholders. Most importantly, I look forward to welcoming more than 6,000 new colleagues to our growing Gallagher family of professionals.”

Benefits of the acquisition are expected to include:

•	Expanded global value proposition within reinsurance brokerage

•	Broadened global footprint in retail property casualty and health & benefits brokerage

•	Increased depth in key niches and specialty operations such as energy, construction, cyber, space, and aerospace products

•	A comprehensive suite of analytics capabilities including catastrophe modeling, dynamic financial analysis, rating agency analysis and capital modeling

•	Stronger relationships with major insurance carriers and new relationships with middle market and large account retail clients

•	Added platforms for future tuck-in acquisitions

Acquired Operations

The combined operations, which include certain of Willis Re’s treaty and facultative reinsurance brokerage operations, as well as certain U.K. specialty, European and North American brokerage operations, generated $1.3 billion of estimated pro forma revenue and $357 million of estimated pro forma EBITDAC, in each case for the year ended December 31, 2020. These pro forma 2020 estimates incorporate potential revenue breakage (as defined below), as well as normalization of operating expenses and additional necessary investments.

Reinsurance Brokerage

The reinsurance brokerage operations, which include both treaty and facultative reinsurance,    generated approximately $750 million of estimated pro forma revenue for the year ended December 31, 2020. The business represents over 750 insurance and reinsurance company clients, across more than 25 countries, and places over $11.5 billion of premium annually.

United Kingdom / European Brokerage

The U.K. and European brokerage operations generated approximately $500 million of estimated pro forma revenue for the year ended December 31, 2020. European retail brokerage includes certain operations in Germany, Netherlands, Spain and France, including the vast majority of French insurance broker, Gras Savoye. Specialty operations in the U.K principally include cyber, space and aerospace products.

North American Brokerage

The North American brokerage operations generated approximately $50 million of estimated pro forma revenue for the year ended December 31, 2020. This includes certain property/casualty brokerage business from predominantly middle-market and large-account clients located in select markets such as San Francisco, Houston and Bermuda, across niches such as construction and energy.

Key Transaction Terms

Under the agreement, Gallagher will acquire the combined operations for gross consideration of $3.57 billion. Gallagher expects to finance the transaction using a combination of long-term debt, short-term borrowings, free cash and common equity. The final funding contemplates Gallagher maintaining its investment grade debt rating.

Integration is expected to take approximately 3 years with total non-recurring integration costs estimated to be approximately $350 million. After giving effect to these assumptions and pro forma results discussed above, the acquired operations would have been approximately 9% to 11% accretive to Gallagher’s 2020 adjusted GAAP EPS excluding earnings from clean energy investments (see table for 2020 non-GAAP reconciliation).

Other Acquisition Transaction Information

The transaction is subject to European Commission, U.S. Department of Justice and other regulatory approvals, including regulatory approvals related to the pending Aon plc and Willis Towers Watson plc combination and the proposed remedy.

More information, including a presentation outlining the transaction, can be found on the company’s website at www.ajg.com. The estimates provided in this release and the presentation on the company’s website, may be updated before the transaction closes as more information becomes available.

Conference Call Information

In conjunction with this announcement, J. Patrick Gallagher, Jr., Chairman, President and CEO, will host a conference call on Wednesday, May 12, 2021 at 9:00 am ET/ 8:00 am CT. The conference call will be broadcast live through Gallagher’s website at www.ajg.com and a conference call replay will be available on the company’s website approximately one hour after the broadcast. The replay can be accessed by going to Investor Relations and clicking on Archived Presentations.

Breakage – Refers to Gallagher’s estimate of revenues and associated expenses reported in the acquired operations’ 2020 financial statements that has been lost since December 31, 2020 plus an estimate for clients that may not renew before the transaction closes and during the integration period and the departure of key brokers and other employees.

Other Cost Adjustments—In addition, specific costs have been identified as adjustments to the acquired operations’ 2020 financial statements in order to better reflect Gallagher’s estimate of pro forma EBITDAC. Specifically, these cost adjustments include the normalization of operating expenses to reflect the extraordinary impact of the COVID-19 pandemic in 2020 and additional investments in operations attributed to the target business based on the estimated costs to provide specific services from the center.

Advisors

Morgan Stanley & Co. LLC and BofA Securities acted as financial advisorS and Sidley Austin LLP acted as legal advisor to Gallagher on this transaction.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co. (NYSE:AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. The company has operations in 56 countries and offers client service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to expectations or forecasts of future events and use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements regarding the acquisition described in this press release include, but are not limited to, statements regarding expected benefits of the proposed transaction, the expected consideration to be paid in the proposed transaction, the expected revenue, EPS (including adjusted EPS excluding clean energy), and EBITDAC impacts of the proposed transaction, the size and status of the combined organization within various jurisdictions, required regulatory approvals, the expected timing of the completion of the proposed transaction, expected duration and cost of integration, and the anticipated financing of the proposed transaction.

Readers are cautioned against relying on any forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include (a) risks related to the integration of the acquired operations, businesses and assets into our company; (b) the possibility that the proposed transaction is not completed when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; (c) the risk that the financing required to fund the proposed transaction is not obtained on the terms anticipated or at all; (d) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (e) the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the acquired operations into our company; (f) the possibility that our estimates of lost revenue in the acquired operations from breakage due to departing key brokers and other employees and the loss of clients are incorrect and actual lost revenue is greater than expected; (g) the increased legal and regulatory complexity of entering additional geographic markets, including the risks associated with the labor and employment law frameworks in certain countries where Gallagher does not currently operate; (h) conditions imposed in order to obtain required regulatory approvals; (i) uncertainties in the global economy and equity and credit markets and their potential impact on Gallagher’s ability to finance the proposed transaction on acceptable terms, at favorable pricing, in a timely manner, or at all; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) diversion of management’s attention from ongoing business operations and opportunities; (l) the inability to retain certain key employees of the acquired operations or Gallagher; (m) risks associated with increased leverage from the proposed transaction; (n) competitive responses to the proposed transaction; (o) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; (p) that financial information subsequently presented for the acquired business in our subsequent public filings may be different from that presented herein and (q) additional factors discussed in the section entitled “Information Concerning Forward-Looking Statements” in Gallagher’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and “Risk Factors” in Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The COVID-19 pandemic currently amplifies, and in the future could continue to amplify, the risks, uncertainties and assumptions, reflected in such forward looking statements and risk factors.

Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein.

Non-GAAP Measures

This press release refers to EBITDAC and adjusted EPS excluding clean energy, measures not in accordance with, or an alternative to, the GAAP information provided herein. EBITDAC is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn out payables. EBTIDAC with respect to the acquired business is prepared based on the unaudited financial and other information made available to Gallagher as well as management estimates. Gallagher believes EBITDAC provides a meaningful representation of its operating performance and improves the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability. The most directly comparable GAAP measure is earnings from continuing operations. Please see “Reconciliation of Non-GAAP Measures” on Gallagher’s website at www.ajg.com under “Investor Relations” for the purpose of this measure.

Adjusted EPS excluding Clean Energy is defined as net earnings, excluding the earnings and cost impacts of our clean energy investments, net of applicable taxes, presented on a per share basis. The impact of our clean energy investments is excluded from EPS excluding Clean Energy because upon the sunset of Section 45 tax credits at the end of 2021, our clean energy investments will no longer impact earnings, so we believe this measure is useful to investors to provide comparability between historical and future periods.

This press release is neither an offer to sell nor a solicitation of an offer to buy any security of Gallagher, nor shall there be any sale of a security in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Reconciliation of 2020 Adjusted EPS before Clean Energy Investments

	Full Year 2020
	As Filed	Remove:			As Adjusted
dollars in $M	AJG Consolidated	Clean Energy Investments Related	AJG Consolidated, ex Clean Energy Investments	Non-GAAP adjustments*	AJG Consolidated, as adjusted, ex Clean Energy Investments
Brokerage & Risk Management revenues	5,989	—	5,989	6	5,995
Clean energy-related revenues	863	(863)	—	—	—
Total Revenues	6,852	(863)	5,989	6	5,995
Compensation & Operating	4,336		4,336	(96)	4,240
Clean energy-related expenses	919	(919)	—		—
Interest	196		196		196
Depreciation	145	(22)	123		123
Amortization	417		417	(6)	411
Change in estimated acquisition earnout payables	(33)		(33)	(26)	(59)
Expenses	5,981	(941)	5,040	(129)	4,911
Earnings before income taxes	871	78	949	134	1,083
Provision (benefit) for income taxes	13	182	194	31	226
Net earnings	858	(103)	755	103	858
Net earnings attributable to non-controlling interests	39	(34)	6	—	6
Net earnings attributable to controlling interests	819	(70)	749	103	852
Diluted net earnings per share	$4.20	(0.36)	$3.84	0.53	$4.37

*	Please see the following table for detailed information regarding these non-GAAP adjustments

Reconciliation of 2020 Non—   GAAP Measures (Unaudited)

	Revenues before Reimbursements	Cost of Revenues from Consolidated Clean Coal Facilities	Compensation	Operating	Interest	Depreciation	Amortization	Estimated Acquisition Earnout Payables	(Loss) Before Income Taxes
Year Ended Dec 31, 2020
Brokerage, as reported	$5,167.1	$—	$2,882.5	$687.2	$—	$73.5	$411.3	$(29.7)	$1,142.3
Net gains on divestitures	5.8	—	—	—	—	—	—	—	5.8
Acquisition integration	—	—	(14.9)	(10.2)	—	—	—	—	25.1
Workforce and lease termination	—	—	(35.7)	(8.2)	—	—	—	—	43.9
Acquisition related adjustments	—	—	(19.2)	—	—	—	(6.2)	(25.6)	51.0

Brokerage, as adjusted	$5,172.9	$—	$2,812.7	$668.8	$—	$73.5	$405.1	$(55.3)	$1,268.1

Risk Management, as reported	$821.7	$—	$517.5	$162.6	$—	$49.4	$6.0	$(3.2)	$89.4
Workforce and lease termination	—	—	(7.5)	(0.4)	—	—	—	—	7.9
Acquisition related adjustments	—	—	—	—	—	—	(0.2)	(0.4)	0.6

Risk Management, as adjusted	$821.7	$—	$510.0	$162.2	$—	$49.4	$5.8	$(3.6)	$97.9

Corporate, as reported	$863.1	$882.1	$66.5	$56.7	$196.4	$22.2	$—	$—	$(360.8)
Income tax related impact	—	—	—	—	—	—	—	—	—
Corporate, as adjusted	$863.1	$882.1	$66.5	$56.7	$196.4	$22.2	$—	$—	$(360.8)

	(from above)			Net Earnings	Net Earnings (Loss)
	(Loss) Before Income	(Benefit) for Income	Net Earnings	Attributable to Noncontrolling	Attributable to Controlling	Earnings (Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
Year Ended Dec 31, 2020
Brokerage, as reported	$1,142.3	$276.3	$866.0	$4.9	$861.1	$4.42
Net gains on divestitures	5.8	1.1	4.7	—	4.7	0.02
Acquisition integration	25.1	5.8	19.3	—	19.3	0.10
Workforce and lease termination	43.9	9.9	34.0	—	34.0	0.17
Acquisition related adjustments	51.0	11.3	39.7	—	39.7	0.20

Brokerage, as adjusted	$1,268.1	$304.4	$963.7	$4.9	$958.8	$4.91

Risk Management, as reported	$89.4	$22.5	$66.9	$—	$66.9	$0.34
Workforce and lease termination	7.9	1.9	6.0	—	6.0	0.04
Acquisition related adjustments	0.6	0.2	0.4	—	0.4	—

Risk Management, as adjusted	$97.9	$24.6	$73.3	$—	$73.3	$0.38

Corporate, as reported	$(360.8)	$(286.0)	$(74.8)	$34.4	$(109.2)	$(0.56)
Income tax related impact	—	1.1	(1.1)	—	(1.1)	(0.01)
Corporate, as adjusted	$(360.8)	$(284.9)	$(75.9)	$34.4	$(110.3)	$(0.57)

Investors:

Ray Iardella

VP—Investor Relations

(630) 285-3661/ Ray_Iardella@ajg.com

US Media:

Kelli Murray

Director Global Public Relations

(630) 277-0347/ Kelli_Murray@ajg.com

UK Media:

Emma Banks

PR and Media Relations

+44(0) 207 204 6189 / Emma_Banks@ajg.com

Lynn Rouse

PR and Media Relations

+44 20 3425 3416 / Lynn_Rouse@ajg.com

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